Exhibit 99.1

Contact:

Jack Brennan, CFO

(305) 375-8005 or jbrennan@answerthink.com

ANSWERTHINK ANNOUNCES FIRST QUARTER RESULTS

Results in line with previously provided guidance

Miami, FL—April 29, 2003—Answerthink, Inc. (Nasdaq: ANSR) announced today its financial results for the first quarter of 2003 which ended April 4, 2003.

Revenues for the first quarter of 2003 were $36.8 million, compared to $49.7 million in the comparable period of 2002. The decrease in revenues compared to the prior year was primarily due to the completion of a major project at one of the Company’s largest clients. On a GAAP basis, the Company’s net loss for the first quarter of 2003 was $0.02 per diluted share, compared to a net loss of $0.70 per diluted share, for the comparable period of 2002. The 2002 results included a charge of $0.68 per diluted share for the cumulative effect of a change in accounting for goodwill and a loss of $0.03 per diluted share for loss from discontinued operations. The Company’s pro forma net loss for the first quarter of 2003 was $0.01 per diluted share, compared to a net loss of $0.00 per diluted share, in the first quarter of 2002. Pro forma information is a non-GAAP financial measure that is described and reconciled to the Company’s GAAP information in the accompanying tables.

The Company’s cash balances, including restricted cash, were $61.0 million at the end of the first quarter of 2003. The Company also reported that it used approximately $1.7 million in cash during the first quarter of 2003 to repurchase approximately 713,000 shares of common stock under the previously announced share repurchase program. The Company has approximately $1.1 million available for future share repurchases under the share repurchase program.

“We are pleased with our results given the challenging economic environment and the investments we continue to make in our Hackett Group growth strategy and Business Process Intelligence tools,” said Answerthink’s Chairman and CEO, Ted A. Fernandez. “We believe these investments highly differentiate our services and allow us to help our clients significantly improve operational efficiency and their focus on strategic priorities. Our results could not be accomplished without people continuing to focus on outstanding client service and also contributing to our cost-management efforts.”

Based on the current economic outlook, the Company estimates total revenues for the second quarter of 2003 to be in the range of $31.0 million to $33.5 million. The Company also expects GAAP results to be in the range of a net loss of $0.02 per diluted share to net income of $0.02 per diluted share and pro forma results to be in the range of a net loss of $0.01 per diluted share to net income of $0.01 per diluted share for the second quarter of 2003.

Page 2 of 7—Answerthink Announces First Quarter Results

First Quarter Highlights

Service Expansion

Hackett Best Practices Certification Program – The Hackett Group announced a new Best Practices Certified Solution program for business software and services. The Hackett Certified Solution program evaluates software and related service offerings and determines whether they support proven Hackett best practices in finance, human resources, information technology, shared services, procurement, and related areas. Simultaneously, Hackett announced that it has awarded its first best practices certification to PeopleSoft for the Financial Management Solutions applications of PeopleSoft Version 8.4.

Hackett 2003 World-Class Finance Research – Hackett announced the release of its “2003 Profile of World-Class Finance” research report, which showed that most companies continue to have opportunities for improvement by better leveraging best practices in their financial operations.

Hackett Business Value Index Finance Benchmark Launch – Hackett announced the introduction of a new Business Value Index (BVI) finance benchmark and performance scorecard. The finance BVI and scorecard are streamlined measurement tools that offer companies an ongoing assessment of the true business value provided by their finance organization. These tools are designed to help companies identify and prioritize strategies to increase efficiency, enhance strategic effectiveness, and improve risk management and return on finance-related expenditures.

Savvion Partnership Announcement – Answerthink announced a partnership with Business Process Management (BPM) software vendor Savvion, Inc. Under the partnership, the two companies will engage in joint sales, marketing, and development activities.

Representative New Client Engagements

Currency Automation Systems Manufacturer – The implementation of a worldwide service management system based on Oracle CRM 11i and leveraging Answerthink’s Business Process Intelligence. The new system, which will be deployed in the U.S. and Germany during 2003, will provide the organization with a single consolidated service management system.

Global Insurance Company – A PeopleSoft CRM implementation to support the creation of a consolidated IT services desk for the company’s North American operations. The work is part of a larger IT transformation effort and will employ best practices in shared services and other areas.

Electrical Utility – An extension to a long-term project. The extension focuses on assisting with the transition of companies acquired through mergers and acquisitions to an integrated corporate system based on PeopleSoft Financials and Enterprise Performance Management. Answerthink designed the original system utilizing best practices to specifically facilitate the rapid incorporation of newly acquired companies.

National Specialty Store Retailer – The implementation of Retek software solutions to enhance merchandise management and decision support. Answerthink will utilize its extensive retail supply chain best practices knowledge base as part of this implementation.

Page 3 of 7—Answerthink Announces First Quarter Results

County Government – Migration of the county’s existing systems to Lawson financial, human resources and procurement systems. The effort will be driven by Answerthink’s Business Process Intelligence approach and will involve process reengineering and integrated best practices as part of the software implementation. The new system will reduce or eliminate the use of stand-alone spreadsheets for planning and budgeting purposes and support the county’s ability to meet federal reporting requirements. It will also improve HR services to more than 1,000 county staff and provide the ability of 215,000 county residents to access critical services and information via the Internet.

Information Services Company – Implementation services, project management, and change management that will enable the company to improve the efficiency of its commission payments calculations, utilizing solutions from Callidus Software. The project will create a single integrated system that will enable managers and others to do comprehensive compensation modeling, including analysis of factors such as base pay, commissions calculated using diverse rules, merit increases, and cash versus options decisions.

International Publisher – A global finance cost optimization and process improvement project. The engagement will begin with a Hackett finance benchmark, and include a comprehensive redesign of the company’s financial organizational structure, development of streamlined processes for local and corporate planning, and optimization of shared services organizations in the U.S. and Europe.

Industry Recognition

Gartner Dataquest Report on Business Process Intelligence Approach – On January 24, Gartner, Inc. issued “Answerthink Delivers Metrics-Based Process Improvements,” a Gartner Dataquest Research Brief by Principal Analyst Ted Kempf and Senior Analyst Alex Soejarto covering Answerthink’s newly-introduced Business Process Intelligence approach and tools.

Investor Call Information

Answerthink will host a conference call for investors today at 5:00 P.M. ET to further discuss the earnings results for the first quarter and future outlook. To participate in the conference call, please dial 1 (888) 577-8990 approximately 5-10 minutes before the call. International callers may dial 1 (630) 395-0027. The passcode for the call is “First Quarter” and the conference leader is Ted A. Fernandez. In addition, Answerthink will also be Web casting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, April 29, 2003 and will run through 5:00 P.M. ET on Tuesday, May 6, 2003. To access the rebroadcast, please dial 1 (800) 839-2281. International callers may dial 1 (402) 998-1188. An online replay of the call will also be available after 8:00 P.M. ET on Tuesday, April 29, 2003 and will run through 5:00 P.M. ET on Tuesday, May 6, 2003. To access the call, visit http://www.answerthink.com or http://www.streetevents.com.

About Answerthink

Answerthink, Inc. (www.answerthink.com) is a leading business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the

Page 4 of 7—Answerthink Announces First Quarter Results

comprehensive database of The Hackett Group, the world’s leading repository of enterprise best practice metrics and business process knowledge, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, technology integration, and offshore application maintenance and support. Founded in 1997, Answerthink has offices in 9 cities throughout the United States and in Europe.

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, our ability to attract additional business, the timing of projects and the potential for contract cancellation by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, changes in general economic conditions and interest rates, the risk that the Internal Revenue Service or the courts may not accept the amount or nature of one or more items of deduction, loss, income or gain as reported by Answerthink for tax purposes and the possible outcome of pending litigation and our actions in connection with such litigation as well as other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.

END

Answerthink, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Quarter Ended
	April 4, 2003	March 29, 2002
	(unaudited)

Revenues:
Revenues before reimbursements	$32,856	$43,445
Reimbursements	3,929	6,243

Total revenues	36,785	49,688

Costs and expenses:
Project personnel and expenses:
Project personnel and expenses before reimbursable expenses	21,562	29,226
Reimbursable expenses	3,929	6,243

Total project personnel and expenses	25,491	35,469

Selling, general and administrative expenses	12,540	14,411

Total costs and operating expenses	38,031	49,880

Loss from operations	(1,246)	(192)
Other income (expense):
Interest income	224	156
Interest expense	—	(46)

Loss before income taxes, loss from discontinued operations and cumulative effect of change in accounting principle	(1,022)	(82)
Income taxes	—	(616)

Income (loss) from continuing operations	(1,022)	534
Loss from discontinued operations	—	(1,457)

Loss before cumulative effect of change in accounting principle	(1,022)	(923)
Cumulative effect of change in accounting principle (1)	—	(31,200)

Net loss	$(1,022)	$(32,123)

Basic net income (loss) per common share:
Income (loss) from continuing operations	$(0.02)	$0.01
Loss from discontinued operations	$—	$(0.03)
Cumulative effect of change in accounting principle	$—	$(0.68)
Net loss per common share	$(0.02)	$(0.70)
Weighted average common shares outstanding	46,296	45,868

Diluted net income (loss) per common share: (2)
Income (loss) from continuing operations	$(0.02)	$0.01
Loss from discontinued operations	$—	$(0.03)
Cumulative effect of change in accounting principle	$—	$(0.66)
Net loss per common share	$(0.02)	$(0.68)
Weighted average common and common equivalent shares outstanding	46,296	47,211

Pro forma data: (3)
Loss before income taxes, loss from discontinued operations and cumulative effect of change in accounting principle	$(1,022)	$(82)
Amortization of intangible assets	98	44

Pro forma loss before income taxes	(924)	(38)
Pro forma income taxes	(370)	(15)

Pro forma loss	$(554)	$(23)

Pro forma basic net loss per common share	$(0.01)	$—
Weighted average common shares outstanding	46,296	45,868

Pro forma diluted net loss per common share	$(0.01)	$—
Weighted average common and common equivalent shares outstanding	46,296	47,211

(1)	The Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, during the first quarter of 2002. This accounting rule eliminated the amortization of goodwill and changed the method of determining whether there is a goodwill impairment from an undiscounted cash flow method to a fair value method. As a result of the adoption of this standard, the Company incurred a non-cash transitional charge of $31.2 million in the first quarter of 2002 due to the cumulative effect of the change in accounting principle.

(2)	Potentially dilutive shares were excluded from the diluted loss per share calculation for the quarter ended April 4, 2003 as their effects would have been anti-dilutive to the loss incurred by the Company. The total number of weighted average common and common equivalent shares outstanding, including any anti-dilutive shares, for the quarter ended April 4, 2003 were 46,615 shares.

(3)	The Company provides pro forma earnings results (which exclude amortization and impairment of intangible assets, non-cash compensation, change in accounting principles, loss from discontinued operations and restructuring charges, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. To supplement its consolidated financial statements presented in accordance with GAAP, Answerthink uses non-GAAP measures of pro forma results of operations. These non-GAAP results are provided to enhance the users’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

5

Answerthink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 4, 2003	January 3, 2003
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$58,040	$63,419
Restricted cash	2,914	2,909
Accounts receivable and unbilled revenue, net	22,852	24,159
Prepaid expenses and other current assets	12,891	14,678

Total current assets	96,697	105,165

Property and equipment, net	10,936	11,790
Other assets	1,675	1,686
Goodwill, net	26,720	26,720

Total assets	$136,028	$145,361

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,162	$5,684
Accrued expenses and other liabilities	21,472	26,630

Total current liabilities	25,634	32,314

Shareholders’ equity	110,394	113,047

Total liabilities and shareholders’ equity	$136,028	$145,361

6

Answerthink, Inc.

Supplemental Financial Data

(unaudited)

	2003	2002
	1Q	4Q	1Q

Revenue Breakdown by Group:
(in thousands)

Business Applications	$20,055	$23,571	$30,046
Technology Integration	8,851	9,049	11,296
Business Transformation	5,270	5,235	6,565
The Hackett Group	2,609	1,522	1,781

Total revenues	$36,785	$39,377	$49,688

Revenue Concentration:
(% of total revenues)

Top customer	10%	12%	30%
Top 5 customers	38%	43%	52%
Top 10 customers	51%	56%	62%

Key Metrics and Other Financial Data:

Consultant utilization rate	68%	60%	58%
Gross billing rate per hour	$184	$182	$194
Net billing rate per hour	$164	$162	$170
Consultant headcount	540	620	806
Total headcount	678	753	964
Days sales outstanding (DSO)	57	60	59
Cash provided by (used in) operations (in thousands)	$(3,436)	$6,416	$19
Depreciation and amortization	$1,226	$1,304	$1,342

Share Repurchase Program:

Shares purchased since inception (in thousands)	1,859	1,146	n/a
Cost of shares repurchased (in thousands)	$3,872	$2,208	n/a
Average per share cost of shares purchased since inception	$2.08	$1.93	n/a
Remaining authorization (in thousands)	$1,128	$2,792	n/a

7